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                                  SCHEDULE 21.1

                       Subsidiaries of Triumph Group, Inc.

Triumph Group Holdings, Inc.

Triumph Brands, Inc.

Triumph Group Acquisition Corp.

The Triumph Group Operations, Inc.

The Triumph Group Operations Holdings, Inc.

ACR Industries, Inc.

Aerospace Technologies, Inc.

Advanced Materials Technologies, Inc.

CBA Acquisition LLC

Triumph Controls (Europe) SAS

MGP Holding SA

CBA Marine SA

Constructions Brevetees d'Alfortville SA

CBA Applicaciones SA

DG Industries, Inc.

DV Industries, Inc.

Frisby Aerospace, Inc.

Great Western Steel Co.

HTD Aerospace, Inc.

Hydro-Mill Co.

Kilroy Steel, Inc.

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Kilroy Structural Steel Co.

Lee Aerospace

Nu-Tech Industries, Inc.

Nu-Tech Brands, Inc.

Ralee Engineering Co.

Special Processes of Arizona, Inc.

Stolper-Fabralloy Company

Triumph Components - San Diego, Inc.

Triumph Controls, Inc.

Triumph Air Repair (Europe) Limited

Triumph Industries Company

Triumph Precision, Inc.

Triumph/JDC Company

Triumph Group Foreign Sales Corporation